                                                                    EXHIBIT 99.1


                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                           Index to Financial Statements





Report of Independent Auditors...................................................................1

Audited Financial Statements for the period from May 25, 1995 (inception) to
December 31, 1995

Balance Sheet....................................................................................2
Statement of Operations..........................................................................3
Statement of Stockholders' Deficit...............................................................4
Statement of Cash Flows..........................................................................5
Notes to Financial Statements....................................................................6

Unaudited Financial Statements for the nine months ended September 30, 1996 and the period from May 25, 1995 (inception) to September 30, 1995

Balance Sheets..................................................................................11
Statements of Operations........................................................................12
Statements of Shareholders' Deficit.............................................................13
Statements of Cash Flows........................................................................14
Notes to Unaudited Financial Statements.........................................................15

                         Report of Independent Auditors



Stockholders and Board of Directors
Sahara Networks, Inc.

We have audited the accompanying balance sheet of Sahara Networks, Inc., a development stage enterprise, as of December 31, 1995, and the related statements of operations, stockholders' deficit, and cash flows for the period from May 25, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sahara Networks, Inc. at December 31, 1995, and the results of its operations and its cash flows for the period from May 25, 1995 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.

                                                 /s/ Ernst & Young LLP



Hartford, Connecticut
January 5, 1996, except for Note 8,
as to which the date is October 8, 1996, and for Note 9 as to which the date is January 2, 1997

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                                       Balance Sheet

                                                     December 31, 1995



ASSETS
Current assets:
   Cash and cash equivalents                                                        $2,621,879
   Other assets                                                                          5,521
                                                                                    ----------
Total current assets                                                                 2,627,400

Property and equipment:
   Furniture and fixtures                                                               22,445
   Office equipment                                                                    100,455
   Technical equipment                                                                 165,040
   Leasehold improvements                                                                3,056
                                                                                    ----------
                                                                                       290,996
Less accumulated depreciation                                                          (27,340)
                                                                                    ----------
                                                                                       263,656
Other assets:
   Organization costs, net of accumulated amortization of $693                           6,565

                                                                                    ----------
Total assets                                                                        $2,897,621
                                                                                    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                                 $   74,267
   Accrued liabilities                                                                  12,000
   Capital lease obligations                                                            12,929
                                                                                    ----------
Total current liabilities                                                               99,196

Capital lease obligations                                                               27,851
Series A redeemable preferred stock - $.99 par value; 3,650,000 shares authorized; 3,636,000 shares issued and outstanding, net of stock
   subscription receivable                                                           3,534,157

Stockholders' deficit:
   Common stock - $.01 par value; 20,000,000 shares authorized; 12,674,250 shares
     issued and outstanding                                                            126,158
   Stock subscription receivable                                                          (100)
   Deficit accumulated during development stage                                       (889,641)
                                                                                    ----------
Total stockholders' deficit                                                           (763,583)
                                                                                    ----------
Total liabilities and stockholders' deficit                                         $2,897,621
                                                                                    ==========


See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                             Statement of Operations

        For the period from May 25, 1995 (inception) to December 31, 1995




Product development expenses                                        $ (464,184)
Sales and marketing expenses                                          (111,168)
General and administrative expenses                                   (269,222)
                                                                    ----------
Loss from operations                                                  (844,574)

Other income (expense):
   Interest income                                                      30,029
   Interest expense                                                     (4,683)
                                                                    ----------
Net loss                                                            $ (819,228)
                                                                    ==========

Net loss per common share                                           $     (.09)
                                                                    ==========

Average outstanding common shares                                    9,074,893
                                                                    ==========


See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                         Statement of Stockholders' Deficit

                                                 December 31, 1995


                                                                                                           Deficit
                                                                                                        Accumulated
                                                                      Common Stock            Stock        During
                                                                  --------------------    Subscription  Development
                                                                     Shares  Par Value     Receivable       Stage        Totals
                                                                  ---------------------------------------------------------------

Issuance of common stock to officers upon organization             1,847,000  $ 18,470                                 $  18,470

Issuance of common and preferred stock in exchange for
   $1,751,500 and extinguishment of $250,000 bridge loan,
   net of expenses                                                 2,150,000    21,157                                    21,157

Net proceeds from issuance of common stock                         1,400,000    13,768                                    13,768

Net proceeds from issuance of common stock                           226,000     2,250                                     2,250

Subscription of 10,000 shares of common stock                         10,000       100        $(100)                           -

Net loss                                                                                                  $(819,228)    (819,228)

Effect of three-for-two stock splits                               7,041,250    70,413                      (70,413)           -
                                                                  ---------------------------------------------------------------

Balances at December 31, 1995                                     12,674,250  $126,158        $(100)      $(889,641)   $(763,583)
                                                                  ===============================================================


See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                              Statement of Cash Flows

                         For the period from May 25, 1995 (inception) to December 31, 1995



OPERATING ACTIVITIES
Net loss                                                                                        $ (819,228)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                                     27,340
   Amortization                                                                                        693
   Changes in assets and liabilities:
     Organization costs                                                                             (7,258)
     Accounts payable                                                                               74,267
     Accrued liabilities                                                                            12,000
     Other assets                                                                                   (5,521)
                                                                                                ----------
Net cash used in operating activities                                                             (717,707)

INVESTING ACTIVITIES
Purchase of property and equipment, net                                                           (247,577)
                                                                                                ----------
Net cash used in investing activities                                                             (247,577)

FINANCING ACTIVITIES
Net proceeds from the issuance of common stock                                                      53,145
Net proceeds from the issuance of redeemable preferred stock                                     3,286,657
Proceeds from the issuance of debt converted into capital stock                                    250,000
Repayment of capital lease obligation                                                               (2,639)
                                                                                                ----------
Net cash provided by financing activities                                                        3,587,163
                                                                                                ----------

Increase in cash and cash equivalents                                                            2,621,879
Cash at beginning of the period                                                                          -
                                                                                                ----------
Cash at end of the period                                                                       $2,621,879
                                                                                                ==========

SUPPLEMENTAL INFORMATION
Interest paid                                                                                   $    4,683
                                                                                                ==========


See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements



1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company is a development stage enterprise incorporated in Delaware on May 25, 1995. The Company is in the process of designing, manufacturing and marketing integrated broadband access products for communications services based on Asynchronous Transfer Mode (ATM) technology. These products are intended to serve multiple markets focusing on Local Exchange Carriers, Interexchange Carriers, Competitive Access Providers, foreign Post and Telecommunications Authorities and large information intensive end users.

The financial statements are prepared in conformity with generally accepted accounting principles applicable to a development stage company.

It is management's opinion that the current financial performance is a result of the start-up of operations and is not permanent. If there are delays in bringing the Company's products to market, there could be a substantial effect on the Company. Until operations provide adequate cash flow, the Company intends to meet it cash requirements through raising additional capital (see Note 8).

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Depreciation expense for 1995 was $27,340 including all leased machinery and equipment.

ORGANIZATION COSTS

The Company has capitalized the costs of its organization and is amortizing such costs over five years using a straight-line method.

CASH AND CASH EQUIVALENTS

The Company maintains checking and money market accounts which are fully liquid in nature. The Company does not hold any instruments which would not become liquid within 90 days or less from the date of acquisition.

NET LOSS PER COMMON SHARE

Net loss per common share is based on the weighted average number of shares of Common Stock outstanding during the year. Common stock equivalents are not included in the computation as their effect would be antidilutive. All common and per common share amounts have been restated to reflect the stock splits described in Note 8.

INCOME TAXES

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)



1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT COSTS

The Company's research and development costs are expensed as incurred in accordance with SFAS No. 2, Accounting for Research and Development Costs.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CAPITAL STOCK

The Company is authorized to issue 20,000,000 shares of common stock, par value of $.01 per share and 3,650,000 shares of preferred stock, par value $.99 per share designated as Series A Redeemable Preferred Stock ("Series A Preferred"). The shares of common stock are entitled to one vote per share. The Company cannot declare or pay dividends on the common stock without the consent of a majority of the Series A Preferred shareholders.

Holders of the Series A Preferred are entitled to dividends when and if declared by the Board of Directors. The Series A Preferred is non-voting and is redeemable at par value plus any declared and unpaid dividends, at a rate of one-third of the outstanding shares on each of August 25, 2001, 2002 and 2003 or in full on a change in control or initial public offering of the Company's equity securities ("IPO"). The Series A Preferred has a liquidation preference equal to par value plus any declared and unpaid dividends.

In May 1995, the three founding officers ("Founders") of the Company contributed a total of $18,470 for 1,847,000 shares (4,155,750 shares after reflecting the stock splits) of common stock. Under the terms of the shareholders agreement the Founders cannot sell their common stock before August 1997. For the next eight years, or until an IPO, first the Company, then the remaining Founders, have a right of first refusal to purchase any shares being sold by any Founder. In the event a Founder leaves the Company, the Company has an option to repurchase shares owned by the Founder for $.01 per share. At December 31, 1995, the Company's option extends to approximately 73% of the shares owned by each Founder, decreasing ratably to zero by August 1999.

In June and August 1995, the Company received $1,500 and $1,750,000, respectively, from a venture capital firm in exchange for 2,000,000 shares of Series A preferred stock, 2,150,000 shares (4,837,500 shares after reflecting the stock splits) of common stock, and the extinguishment of a $250,000 bridge loan provided to the Company by the venture capital firm.

In October 1995, the Company received $1,400,000 from a second venture capital firm in exchange for 1,400,000 shares of Series A preferred stock and 1,400,000 shares (3,150,000 shares after reflecting the stock splits) of common stock. The Company also received $226,000 from various investors, including two officers, in exchange for 226,000 shares of Series A preferred stock and 226,000 shares (508,500 shares after reflecting the stock splits) of common stock.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)




2. CAPITAL STOCK (CONTINUED)

In October 1995, the Company agreed to issue 10,000 shares of Series A preferred stock and 10,000 shares (22,500 shares after reflecting the stock splits) of common stock. Accordingly, the Company has recorded a stock subscription receivable of $10,000.

3. STOCK OPTIONS

The Company's 1995 Stock Plan (the "Plan") provides for the granting of Incentive Stock Options ("ISO"), Non-Qualified Options ("NQO") and other awards to employees, directors, officers and consultants up to an aggregate of 1,353,000 shares (3,044,250 shares after reflecting the stock splits) of common stock. The exercise price of the options shall be no less than 100% for ISOs and 50% for NQO's respectively, of the fair market value on the date of grant as determined by the Board of Directors. The exercisability of the options is determined on an individual grant basis by the Board of Directors, however, no options can be exercisable prior to six months from the date of grant.

During 1995, the Company granted 365,000 options (821,250 options after reflecting the stock splits) at an option price of $.01 per share, the fair market value on the date of grant as determined by the Board of Directors.

At December 31, 1995, none of the outstanding options are exercisable. Options as to 335,000 shares (753,750 shares after reflecting the stock splits) become exercisable as to 20% of the shares in 1996 and an additional 20% per year over the next four years. Options as to an additional 30,000 shares (67,500 shares after reflecting the stock splits) become exercisable at 10,000 shares (22,500 shares after reflecting the stock splits) per year beginning in 1996 in conjunction with a non-qualified stock option agreement entered into by the Company.

The Company accounts for options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and will continue to do so.

4. INCOME TAXES

The Company's deferred tax asset is as follows as of December 31, 1995:

          Deferred tax asset
             Net operating loss carryforwards                   $ 370,600
             Valuation allowance                                 (370,600)
                                                                ---------
          Net deferred tax asset                                $       -
                                                                =========

At December 31, 1995, the Company had available for federal income tax purposes, a net operating loss carryforward of approximately $819,000 expiring in 2010, that may be used to offset future federal taxable income. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforward for tax purposes is primarily due to certain general and administrative expenses which are not currently deductible for tax purposes. The Company has provided a valuation reserve against the full amount of the net operating loss tax benefit of $278,500 since the likelihood of realization cannot be determined. The ability of the Company to realize a future tax benefit from a portion of its net operating carryforwards is severely limited due to changes in ownership of the Company.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)



4. INCOME TAXES (CONTINUED)

The Company also has available for state income tax purposes, a net operating loss tax benefit of approximately $92,100 which is offset by a valuation reserve.

5. OPERATING LEASES

The Company leases office space for its Cheshire, Connecticut headquarters. Rent expense totaled $14,070 from inception through December 31, 1995. Minimum future rental payments under noncancelable leases at December 31, 1995 are as follows:
1996--$33,650.

6. CAPITAL LEASES

The Company leases office equipment and machinery used in the development of products. The minimum future lease obligations under noncancelable leases at December 31, 1995 using imputed interest rates of 18.6% and 13% respectively, are as follows: 1996--$12,929, 1997--$14,626, 1998--$13,225, and zero thereafter.

7. DEFINED CONTRIBUTION PLAN

The Company offers a defined contribution plan in the form of a 401K plan. All employees with at least three months of service and who are 21 years of age are eligible to participate in the Plan. The Company is not obligated to make contributions to the Plan. Employees may make contributions through payroll deductions up to 14% of their salary. The Company did not make any contributions for the year ended December 31, 1995.

8. SUBSEQUENT EVENTS

In March 1996, the Company entered into a financing arrangement with an outside investor group in which the Company received $325,000 in exchange for an unsecured loan with an interest rate of 14%. The Company received an additional $350,000 in exchange for a loan secured by equipment with an interest rate of 8%. In connection with the financing arrangement, the Company has issued to this investor group warrants to purchase 72,000 shares of common stock at $.67 per share. The Company also has the right to draw an additional $300,000 under the secured loan agreement by December 31, 1996.

In April and October 1996, the Company's Board of Directors declared three-for-two splits of its Common Stock effective immediately prior to the effectiveness of the Company's Amended and Restated Certificate of Incorporation related to the authorization and issuance of Series B Participating Convertible Preferred Stock and Series C Convertible Preferred Stock, respectively. Accordingly, the financial statements and all common and per common share data have been retroactively adjusted to reflect the increase in authorized common shares and the stock splits. The par value of the additional shares of common stock issued in connection with the stock splits was credited to Common Stock and charged to Deficit Accumulated During Development Stage.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)



9. ACQUISITION OF THE COMPANY

On January 2, 1997, the Company signed an agreement with Cascade Communications Corp. ("Cascade"), whereby Cascade will purchase the Company in exchange for 3.8 million shares of Cascade's common stock. The transaction is subject to, among other matters, the approval of the shareholders of the Company.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                                   Balance Sheets

                                                                                         SEPTEMBER 30,           DECEMBER 31,
                                                                                             1996                   1995
                                                                                         ------------------------------------
                                                                                          (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                              $ 1,881,155            $2,621,879
   Prepaid expenses                                                                           129,332                     -
   Other assets                                                                               112,007                 5,521
                                                                                          ---------------------------------
Total current assets                                                                        2,122,494             2,627,400

Property and equipment:
   Furniture and fixtures                                                                      80,211                22,445
   Office equipment                                                                           396,202               100,455
   Technical equipment                                                                        582,480               165,040
   Leasehold improvements                                                                      52,706                 3,056
                                                                                          ---------------------------------
                                                                                            1,111,599               290,996
Less accumulated depreciation                                                                (170,365)              (27,340)
                                                                                          ---------------------------------
                                                                                              941,234               263,656
Other assets:
   Organization costs, net of accumulated amortization of
     $1,782 and $693                                                                            5,476                 6,565
                                                                                          ---------------------------------
Total assets                                                                              $ 3,069,204            $2,897,621
                                                                                          =================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                                       $   676,242            $   74,267
   Accrued liabilities                                                                         40,000                12,000
   Capital lease obligations                                                                  138,082                12,929
   Note payable                                                                                91,490                     -
                                                                                          ---------------------------------
Total current liabilities                                                                     945,814                99,196

Note payable                                                                                  177,334                     -
Capital lease obligations                                                                     387,613                27,851
Series A redeemable preferred stock - $.99 par value; 3,636,000 shares authorized, issued and outstanding, net of stock subscription receivable in
   1995
                                                                                            3,544,057             3,534,157
Series B redeemable participating convertible preferred stock - $.01 par value;
   1,312,500 shares authorized; 1,311,842 shares issued and outstanding
                                                                                            3,484,261                     -

Stockholders' deficit:
   Common stock - $.01 par value; 20,000,000 shares authorized; 12,674,250 shares
     issued and outstanding                                                                   126,158               126,158
   Additional paid-in capital                                                                 440,100                     -
   Unearned compensation                                                                     (418,693)                    -
   Stock subscriptions receivable                                                                   -                  (100)
   Deficit accumulated during development stage                                            (5,617,440)             (889,641)
                                                                                          ---------------------------------
Total stockholders' deficit                                                                (5,469,875)             (763,583)
                                                                                          ---------------------------------
Total liabilities and stockholders' deficit                                               $ 3,069,204            $2,897,621
                                                                                          =================================

See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                              Statements of Operations





                                                                      FOR THE PERIOD         FOR THE PERIOD
                                              NINE MONTHS ENDED     FROM  MAY 25, 1995     FROM MAY 25, 1995
                                                  SEPTEMBER           (INCEPTION) TO      (INCEPTION) THROUGH
                                                  30, 1996          SEPTEMBER 30, 1995     SEPTEMBER 30, 1996
                                              ---------------------------------------------------------------
                                                 (Unaudited)          (Unaudited)             (Unaudited)

Product development expenses                     $(3,281,537)         $ (137,063)            $(3,745,721)
Sales and marketing expenses                        (657,328)            (50,311)               (768,496)
General and administrative expenses                 (853,932)           (102,262)             (1,123,154)
                                                 -------------------------------------------------------
Loss from operations                              (4,792,797)           (289,636)             (5,637,371)

Other income (expense):
   Interest income                                   106,500               5,585                 136,529
   Interest expense                                  (41,502)             (4,056)                (46,185)
                                                 -------------------------------------------------------
Net loss                                         $(4,727,799)         $ (288,107)            $(5,547,027)
                                                 -------------------------------------------------------

Net loss per common share                        $      (.37)         $     (.05)            $      (.50)
                                                 =======================================================

Average outstanding common shares                 12,674,250           5,365,125              11,099,531
                                                 =======================================================


See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                        Statements of Stockholders' Deficit

                                                 September 30, 1996

                                                    (Unaudited)


                                                                                                            Deficit
                                                                                                           Accumulated
                                                   Common Stock      Additional                 Stock        During
                                              ---------------------   Paid-In     Unearned   Subscription  Development
                                               Shares     Par Value   Capital   Compensation  Receivable      Stage        Totals
                                              -------------------------------------------------------------------------------------

Issuance of common stock to officers upon
   organization                                1,847,000   $ 18,470                                                     $    18,470
Issuance of common and preferred stock in
   exchange for $1,751,500 and extinguishment
   of $250,000 bridge loan, net of expenses
                                               2,150,000     21,157                                                          21,157
Net proceeds from issuance of common stock     1,400,000     13,768                                                          13,768
Net proceeds from issuance of common stock       226,000      2,250                                                           2,250
Subscription of 10,000 shares of common
stock                                             10,000        100                             $(100)                            -
Net loss                                                                                                    $(819,228)     (819,228)
Effect of three-for-two stock splits           7,041,250     70,413                                           (70,413)            -
                                              -------------------------------------------------------------------------------------

Balances at December 31, 1995                 12,674,250    126,158                              (100)       (889,641)     (763,583)

Unearned compensation relating to incentive
   stock option grants                                               $440,100    $(440,100)                                       -
Amortization of unearned compensation                                               21,407                                   21,407
Payment for stock subscription                                                                    100                           100
Net loss                                                                                                    (4,727,799)  (4,727,799)
                                              -------------------------------------------------------------------------------------

Balances at September 30, 1996                12,674,250   $126,158  $440,100    $(418,693)  $      -      $(5,617,440) $(5,469,875)
                                              =====================================================================================

                                                                              13
See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                                              Statements of Cash Flows




                                                                                     FOR THE PERIOD FROM       FOR THE PERIOD
                                                                NINE MONTHS ENDED       MAY 25, 1995         FROM MAY 25, 1995
                                                                  SEPTEMBER 30,        (INCEPTION) TO       (INCEPTION) THROUGH
                                                                      1996           SEPTEMBER 30, 1995      SEPTEMBER 30, 1996
                                                                ---------------------------------------------------------------
                                                                   (Unaudited)           (Unaudited)             (Unaudited)

Net cash used in operating activities                             $(4,168,121)           $ (279,331)            $(4,885,828)

INVESTING ACTIVITIES
Purchase of property and equipment, net                              (274,585)             (112,036)               (522,162)
                                                                  ---------------------------------------------------------
Net cash used in investing activities                                (274,585)             (112,036)               (522,162)

FINANCING ACTIVITIES
Proceeds from the issuance of note payable                            325,000                                       325,000
Repayments of note payable                                            (56,176)                                      (56,176)
Net proceeds from the issuance of common stock                                               38,420                  53,145
Payment for stock subscriptions                                        10,000                                        10,000
Net proceeds from the issuance of redeemable preferred stock
                                                                    3,484,261             1,730,000               6,770,918
Proceeds from the issuance of debt converted into capital
   stock                                                                                    250,000                 250,000
Repayment of capital lease obligations                                (61,103)                                      (63,742)
                                                                  ---------------------------------------------------------
Net cash provided by financing activities                           3,701,982             2,018,420               7,289,145
                                                                  ---------------------------------------------------------

Increase (decrease) in cash and cash equivalents                     (740,724)            1,627,053               1,881,155
Cash at beginning of the period                                     2,621,879                     -                       -

Cash at end of the period                                         $ 1,881,155            $1,627,053             $ 1,881,155
                                                                  =========================================================


                                                                              14
See accompanying notes.

                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

                     Notes to Unaudited Financial Statements



1. ACCOUNTING POLICIES

BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

2. CAPITAL STOCK

The Company is authorized to issue 20,000,000 shares of common stock, par value of $.01 per share, 3,636,000 shares of preferred stock, par value $.99 per share designated as Series A Redeemable Preferred Stock ("Series A Preferred") and 1,312,500 shares of preferred stock, par value $.01 per share designated as Series B Participating Convertible Preferred Stock ("Series B Preferred").

In April 1996, the Company's Board of Directors declared a three-for-two split of Common Stock effective immediately prior to the effectiveness of the Company's Amended and Restated Certificate of Incorporation related to the authorization of 1,312,500 shares of Series B Preferred. Accordingly, the financial statements, and all common and per common share data, have been retroactively adjusted to reflect the stock split. The par value of the additional shares of Common Stock issued in connection with the stock split was credited to Common Stock and charged to Deficit Accumulated During Development Stage. The Company received $3,484,261, net of expenses, for the issuance of 1,311,842 shares of Series B Preferred.

Holders of Series B Preferred are entitled to dividends when and if declared by the Board of Directors and may participate in voting to the extent of one vote per share of Series B Preferred as if converted. The Series B Preferred is redeemable at par value plus any declared and unpaid dividends at a rate of one-third of the outstanding shares on each of April 30, 2002, 2003 and 2004 or in full on a change in control or initial public offering of the Company's equity securities. Series B Preferred has a liquidation preference equal to par value, pooled with Series A, including any declared and unpaid dividends in the event of a merger, sale or liquidation.

3. NOTES PAYABLE

In March 1996, the Company entered into a financing arrangement with an outside investor group from which the Company received $325,000 in exchange for an unsecured loan with an interest rate of 14%. Principal and interest are to be paid in 36 equal monthly installments of $10,890 each, commencing on April 1, 1996. The Company received an additional $350,000 in exchange for a loan secured by equipment with an interest rate of 8%. In connection with this financing arrangement, the Company issued to this investor group warrants to purchase 72,000 shares of Common Stock at an exercise price of $.67 per share. The warrants became exercisable upon issuance and expire seven years from the issuance date.


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                              Sahara Networks, Inc.
                        (A Development Stage Enterprise)

               Notes to Unaudited Financial Statements (continued)



4. SUBSEQUENT EVENTS

On October 8, 1996, the Company's Board of Directors declared a three-for-two split of Common Stock effective immediately prior to the effectiveness of the Company's Amended and Restated Certificate of Incorporation related to the authorization of 1,052,632 shares of Series C Convertible Preferred Stock. Accordingly, the financial statements, and all common and per common share data, have been retroactively adjusted to reflect the increase in authorized common shares and the stock split. The par value of the additional shares of Common Stock issued in connection with the stock split was credited to Common Stock and charged to Deficit Accumulated During Development Stage. The shares authorized under the Company's Stock Option Plan were increased to 3,825,750 in conjunction with this transaction.

On January 2, 1997, the Company signed an agreement with Cascade Communications Corp. ("Cascade"), whereby Cascade will purchase the Company in exchange for 3.8 million shares of Cascade's common stock. The transaction is subject to, among other matters, the approval of the shareholders of the Company.



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